Exhibit 3.142

State of Florida

Department of State

The document number of this corporation is J44087.

Given under my hand and the
Great Seal of the State of Florida,
at Tallahassee, the Capital, this the
25th day of November, 1986.

GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

George Firestone
Secretary of State

CR2E022 (10-85)

STATE OF FLORRIDA
Department of State
I certify that the attached is a true and correct copy of the Articles of Incorporation of SEA ACQUISITION CORP., a corporation organized under the Laws of the State of Florida, filed on November 25, 1986, as shown by the records of this office.
the document number of this corporation is J44087.
Given under md hand and the Great Seal of the State of Florida, at Callabassee the Capital, this the
25th day of November, 1986. George Firestone Secretary of State

ARTICLES OF INCORPORATION OF
SEA ACQUISITION CORP.
ARTICLE I – NAME
     The name of this corporation is SEA Acquisition Corp.
ARTICLE II – DURATION
     This corporation shall have perpetual existence.
ARTICLE III – PURPOSE
     This corporation is organized for the purpose of transacting any or all lawful business.
ARTICLE IV. – CAPITAL STOCK
     This corporation is authorized to issue 100,000 shares of common stock with the par value of $.01 per share, which shall be designated “Common Shares”.
ARTICLE V – INITIAL REGISTERED OFFICE AND AGENT
     The street address of the intial registered office of this corporation is 1600 First Union Building, 200 West Forsyth Street, Jacksonville, Florida, 32202 and the name of the initial registered agent of this corporation at that address is Lewis S. Lee.
ARTICLE VI – INITIAL BOARD OF DIRECTORS
     This corporation shall have six (6) directors upon the filing of these Articles of Incorporation. Thereafter, the number of directors may be either increased or decreased from time to time in the manner provided by the by-laws. The name and street address of each intitial director is as follows:

Robert H. Paul, III	6001 Bowdendale Avenue
Jacksonville, Florida 32245

James V. E. Bent	1125 North Ellis Road
Jacksonville, Florida 32205

Frederick H. Schultz	118 West Adams Street
Suite 3-B
Jacksonville, Florida 32202

Harry C. Owen	1910 Murphy Avenue
Atlanta, Georgia 30310

Luke E. Fichthorn, III	514 Hollow Tree Ridge Road
Darien, Connecticut 06820

Lewis S. Lee	1600 First Union Bank Building
200 West Forsyth Street
Jacksonville, Florida 32202
ARTICLE VII – INCORPORATOR
          The name and street address of the Incorporator is as follows:

Lewis S. Lee	1600 First Union Building
200 West Forsyth Street
Jacksonville, Florida 32202
ARTICLE VIII – INDEMNIFICATION
          The corporation shall indemnify all officers and directors and former officers and directors to the fullest extent permitted by law.
ARTICLE IX – AMENDMENT
          This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation or any amendment hereto, and any right conferred upon the shareholders is subject to this reservation.

     IN WITNESS WHEREOF, the undersigned Incorporator of this corporation has executed these Articles of Incorporation this 24th day of November, 1986.

/s/ Lewis S. Lee

Lewis S. Lee
STATE OF FLORIDA
COUNTY OF DUVAL
     Before me, a notary public authorized to take acknowledgements in the state and county set forth above, personally appeared LEWIS S. LEE, known to me to be the Incorporator of SEA ACQUISITION, INC., known to me and known by me to be the person who executed the foregoing Articles of Incorporation, and he acknowledged before me that he executed those Articles of Incorporation.
     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, in the state and county aforesaid, this 24th day of November, 1986.

/s/ Mary Jane Roberton

Notary Public, State of Florida at Large

My Commission Expires:

NOTARY PUBLIC, STATE OF FLORIDA
MY commission expires Aug. 31, 1989
ACCEPTANCE
     Having been named to accept service of process for the above named corporation, at place designated in this certificate, I hereby accept to act in this capacity and agree to comply with the provisions of the Florida Statutes relative to keeping open said office.

/s/ Lewis S. Lee

Registered Agent
Artl

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